Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-264676) and related Prospectus of Schweitzer-Mauduit International, Inc. for the registration of shares of its common stock of our report dated June 10, 2021, with respect to the consolidated financial statements of Global Release Liners, S.L.U. as of and for the year ended December 31, 2020 included in the Neenah, Inc. Current Report on Form 8-K/A filed June 21, 2021 with the Securities and Exchange Commission.

/s/ Ernst & Young, S.L.

Madrid, Spain

May 18, 2022